REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this "Agreement") is made and entered into this 20th day of November, 2008, by and among Red Oak Concepts, Inc., a Nevada corporation (the "Company"), and the persons signatory hereto (each a "Securityholder" and collectively, the "Securityholders").

This Agreement is made pursuant to the Share Exchange Agreement, dated November 20, 2008, among the Company and the Securityholders (the " Share Exchange Agreement").

The Company and the Securityholders hereby agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement will have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms have the respective meanings set forth in this Section 1:

"Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“California Courts” means the state courts sitting in the City of Santa Anna, California or the federal court sitting in Orange County, California.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the class of common stock of the Company, par value $0.0001 per share.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities.

"Options" means those certain options to purchase up to 133,800 shares of the common stock of TVFC at an exercise price of $.50 per share that were assumed by the Company pursuant to the Share Exchange Agreement.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, business trust, joint stock company, trust or unincorporated organization or any government or any agency or political subdivision thereof.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means: (i) the number of shares of Common Stock being registered on behalf of the Securityholders, as set forth opposite their respective names on Schedule A to this Agreement, (ii) the shares of Common Stock issuable upon exercise of the options and (iii) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event, or any conversion price adjustment with respect to any of the securities referenced in (i) or (ii) above; provided, however, that Registrable Securities shall not include any shares of Common Stock which previously have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned.

“Registration Expenses” shall mean all expenses incurred by the Company in affecting any registration pursuant to this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

"Registration Statement" means the initial registration statement filed in accordance with Section 2(a), including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference therein.

"Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"Securities Act" means the Securities Act of 1933, as amended.

“Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel included in Registration Expenses).

2. Registration Rights.

(a) After date hereof, the Company shall prepare a Registration Statement under the Securities Act which shall include, but which need not be limited to, the Registrable Securities and shall use its best efforts to file such Registration Statement as management of the Company and counsel deem advisable, but no more than ninety (90) days after the date hereof, subject to the provisions of Section 2(b) hereof.

(b) The Company shall have the right to terminate or withdraw, in its reasonable discretion without liability to a Holder, any registration initiated by it under this Section 2 prior to the effectiveness of such Registration Statement. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 6 hereof.

(c) In the event that the Registration Statement which the Company is obligated to prepare under this Section 2 includes securities issuable in connection with an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.

Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares of Common Stock to be underwritten, the number of shares of Common Stock that may be included in the underwriting shall be allocated first to the Company; second, to all Holders who are entitled to participate and who have elected to participate in the offering pursuant to the terms of this Agreement, on a pro rata basis based upon the total number of shares held by each such participating Holder that are subject to registration rights pursuant hereto; and third, to any other stockholder of the Company on a pro rata basis.

If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, stockholders, subsidiaries, parents and affiliates of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing Persons shall be deemed to be a single “Holder”, and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder”, as defined in this sentence.

(d) The Company shall not be required to include any of Holder’s Registrable Securities in an underwritten offering of the Company’s securities if, at either the time of the aforesaid written notice of the Company’s intention to file a Registration Statement or the effective date of such registration the Company is able to obtain a written opinion of its counsel that the Registrable Securities are then saleable pursuant to Rule 144 promulgated under the Securities Act.

3.  Registration Procedures. At such time as the Company affects the registration of any of the Registrable Securities, it shall (except as otherwise provided in this Agreement):

(a) Prepare and file with the Commission a Registration Statement including the Registrable Securities, subject to the provisions of Section 2(c) and subject to the Company’s right to withdraw the Registration Statement as provided in Section 2(b), above, use its reasonable efforts to cause such Registration Statement relating to the Registrable Securities to become effective as soon as reasonably practicable after such filing, and shall maintain the effectiveness of said Registration Statement for a minimum of six (6) months following the effective date thereof or until such earlier time as all the Registrable Securities become capable of being publicly sold without registration under the Securities Act.

(b) Promptly prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement for the period set forth in paragraph (a) above.

(c)  The Company shall furnish to each Holder whose Registrable Securities are included in any Registration Statement unless filed with the Commission through EDGAR, without charge, (i) promptly after the same is prepared and filed with the Commission, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by a Holder, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, one (1) copy of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Holder may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as such Holder may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Holder.

(d) Furnish to the Holder such numbers of copies of the Prospectus or any amendment or supplement to any Prospectus, in conformity with the requirements of the Securities Act, and such other documents, as the Holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by the Holder.

(e) Use its commercially reasonable efforts to register and qualify the securities covered by such Registration Statement under such other state securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions nor shall it be required to incur expenses in excess of $1,500 in connection with any such registration or qualification under such other state securities or Blue Sky laws.

(f) The Company shall notify each Holder whose Registrable Securities are included in any Registration Statement in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to Section 2(b), promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission. The Company shall also promptly notify each Holder in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to each Holder by facsimile on the same day of such effectiveness), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

(g) The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible date and to notify each Holder who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

(h) Upon the occurrence of any event contemplated by Section 3(f) or 3(g), as promptly as practicable, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i) If required, use its best efforts to list such securities on any securities exchange on which any securities of the Company are then listed, if the listing of such securities is then permitted under the rules of such exchange.

4. Obligations of the Holders.

(a) At least five (5) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Holder in writing of the information the Company requires from each such Holder if such Holder elects to have any of such Holder's Registrable Securities included in such Registration Statement, including by returning to the Company the Selling Securityholder Notice and Questionnaire attached hereto as Annex A. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(b) Each Holder, by such Holder's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Holder has notified the Company in writing of such Holder's election to exclude all of such Holder's Registrable Securities from such Registration Statement.

(c) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) or 3(g), such Holder will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(b) or receipt of notice that no supplement or amendment is required.

(d) Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement and all other federal and state securities and other laws applicable to it in connection with any disposition of the Registrable Securities.

6. Expenses of Registration. All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and, subject to Section 3(e), qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company shall be paid by the Company.

7. No Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration of Registrable Securities as the result of any controversy that might arise with respect to the interpretation or implementation of Section 2 of this Agreement.

8. Assignment of Registration Rights. The rights under this Agreement shall be automatically assignable by the Holders to any transferee of all or any portion of such Holder's Registrable Securities if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act or applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Share Exchange Agreement and applicable federal and state securities laws.

9. Reports Under the Exchange Act.

With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Holders to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) at such time as the Company becomes subject to the reporting requirements of the Exchange Act, file with the Commission in a timely manner all annual reports on Form 10-K, and quarterly reports on Form 10-Q required of the Company under the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(c) furnish to each Holder so long as such Holder owns Registrable Securities, promptly upon written request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Holders to sell such securities pursuant to Rule 144 without registration.

10. Indemnification. In the event any Registrable Securities are included in a Registration Statement pursuant to this Agreement:

(a) To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Holder, the directors, officers, members, partners, employees, agents, representatives of, and each Person, if any, who controls any Holder within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement or expenses, joint or several (collectively, "Claims"), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, "Violations"). Subject to Section 10(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 10(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; and (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Holders pursuant to Section 8.

(b) In connection with any Registration Statement in which a Holder is participating, each such Holder agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 10(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in connection with such Registration Statement; and, subject to Section 10(c), such Holder will reimburse any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 10(b) and the agreement with respect to contribution contained in Section 11 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Holder, which consent shall not be unreasonably withheld or delayed; provided, further, however, that the Holder shall be liable under this Section 10(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Holders pursuant to Section 8.

(c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 10 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 10, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for all such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Holders holding at least a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate reasonably with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnified Party. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 10, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(d) The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

11. Contribution.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 10 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

12. Miscellaneous Provisions.

(a) Notices. All communications under this Agreement shall be in writing and shall be mailed by first class mail, postage prepaid, or telegraphed or telexed or sent via telecopier with confirmation of receipt or delivered by hand or by overnight delivery service.

If to the Company:	Vinyl Products, Inc.
2210 South Ritchey Street
Santa Ana, California 92705
Telephone: (714) 210-8888
Facsimile: (714) 210-8831
Attn.: Gordon Knott, President

or at such other address as it may have furnished in writing to the Holder of Registrable Securities at the time outstanding.

If to the Holder of any Registrable Securities, to the address of such Holder as it appears in the stock ledger of the Company.

Any notice so addressed, when mailed by registered or certified mail shall be deemed to be given three days after so mailed, when telegraphed, telexed or sent via telecopier shall be deemed to be given when transmitted, or when delivered by hand or overnight shall be deemed to be given when delivered.

(b) Successors and Assigns.   Subject to the requirements of Section 8, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

(c) Owner of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.

(d) Amendment and Waiver. This Agreement may be amended, and the observance of any term of this Agreement may be waived, but only with the written consent of the Company and the Holder; provided, however, that no such amendment or waiver shall reduce or eliminate any registration right of the Holder of Registrable Securities or reduce the amount of reimbursable costs to the Holder of Registrable Securities in connection with any registration hereunder without the consent of the Holder. No delay on the part of any party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any party of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

(e) Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(f) Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of California, without giving effect to conflicts of law principles.

(g) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

(i) Independent Nature of Holders' Obligations and Rights. The obligations of each Holder under this Agreement are several and not joint with the obligations of each other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under this Agreement. Nothing contained herein or in the Stock Exchange Agreement, and no action taken by any Securityholder pursuant thereto or Holder pursuant hereto, shall be deemed to constitute the Securityholders or Holders, as the case may be, as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Securityholders or Holders, as the case may be, are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or in the Stock Exchange Agreement. The Company acknowledges that each of the Securityholders has been provided with the same Registration Rights Agreement for the purpose of closing a transaction with multiple Securityholders and not because it was required or requested to do so by any Securityholder.

[SIGNATURE PAGE FOLLOWS]

COMPANY SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date first written above.

RED OAK CONCEPTS, INC.

By:
Name: Susan D. Zachmann
Title: President

SIGNATURE PAGES FOR SECURITYHOLDERS

SECURITYHOLDER	NO. OF SHARES TO BE REGISTERED	SIGNATURE (Authorized Signatory)

Gordon Knott	100,000	______________________

Garabed Khatchoyan	100,000	______________________

The Wells Family Trust	100,000	______________________

Susan D. Zachmann	332,500	______________________

Kathy Daniels	332,500	______________________

Barbara Deadwiley	35,000	______________________

Haber LLC	900,000	______________________

Themis LLC	900,000	______________________

Tailor Made Financial LLC	200,000	______________________

Reyes, Alejandro	200	______________________

Estanislao Soria	200	______________________

Gerardo Salgado	200	______________________

Ingel Delgado Ulloa	200	______________________

Javier Carrillo	200	______________________

Jose Sanchez	200	______________________

Jose Villa	200	______________________

Juan Chavez	200	______________________

Manuel Jaras	200	______________________

Manuel Villa	200	______________________

Martin Morales	10,000	______________________

Richard Andrade	200	______________________

SIGNATURE PAGES FOR ADDITIONAL SECURITYHOLDERS
CONTINUED

Richard Arroyo	200	______________________

Rodrigo Saavedra	200	______________________

Sergio Luna Trujillo	200	______________________

Amber Goines	5,000	______________________

Audie Flores	20,000	______________________

Blythe, Steve	2,000	______________________

Dannyell Miller	25,000	______________________

David Downie	5,000	______________________

Dean Smith	40,000	______________________

Kimberly Monson	10,000	______________________

Sabrina Johnson	10,000	______________________

Veronica Moreno	4,000	______________________

Annex A

Selling Securityholder Notice and Questionnaire

The undersigned beneficial owner of common stock (the “Common Stock”), of Vinyl Products, Inc. (formerly Red Oak Concepts, Inc. and herein referred to as the “Company”) understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a Registration Statement for the registration and resale of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement, dated November 20, 2008 (the “Registration Rights Agreement”), among the Company and the Securityholders named therein. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.

(a)	Full Legal Name of Selling Securityholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly, indirectly, alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2. Address for Notices to Selling Securityholder:

Telephone:
Fax:
Contact Person:

3. Beneficial Ownership of Registrable Securities:

(a)	Type and Principal Amount of Registrable Securities beneficially owned:

4. Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes ☐ No ☐

Note:	If yes, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(b)	Are you an affiliate of a broker-dealer?

Yes ☐ No ☐

(c)
If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐ No ☐

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

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5.Beneficial Ownership of Other Securities of the Company Owned by the Selling Securityholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

(a)	Type and Amount of Other Securities beneficially owned by the Selling Securityholder:

6. Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the Effective Date of the Registration Statement.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 6 and the inclusion of such information in the Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:
Name:
Title:

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PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL TO THE COMPANY AT THE ADDRESS SET FORTH BELOW:

Vinyl Products, Inc.
2210 South Ritchey Street
Santa Ana, California 92705
Telephone: (714) 210-8888
Facsimile: (714) 210-8831
Attn.: Gordon Knott, President

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